Exhibit 10.18

MORTGAGE, ASSIGNMENT OF
LEASES AND RENTS AND SECURITY AGREEMENT

THIS MORTGAGE, ASSIGNMENT OF LEASES AND RENTS AND SECURITY AGREEMENT (as amended, modified, renewed, extended, replaced and supplemented from time to time, this “Mortgage”) is made as of this 9th day of November, 2009, by ARC HDCOLSC001, LLC, a Delaware limited liability company, whose address is c/o American Realty Capital, LLC, 405 Park Avenue, 15th Floor, New York, New York 10022, hereinafter called “Mortgagor,” to US REAL ESTATE LIMITED PARTNERSHIP, a Texas limited partnership, whose address is 9830 Colonnade Boulevard, Suite 600, San Antonio, Texas 78230-2239, hereinafter called “Mortgagee;”

WITNESSETH:

WHEREAS, Mortgagor is indebted to Mortgagee in the stated principal amount of FOURTEEN MILLION, NINE HUNDRED THIRTY-FOUR THOUSAND, THREE HUNDRED THIRTY-NINE AND S1XTY/HUNDREDTHS DOLLARS ($14,934,339.60), together with interest thereon, as evidenced by that certain promissory note, dated November 9, 2009, executed by Mortgagor, payable to and delivered to Mortgagee (as the same may be amended, renewed, restated, replaced, consolidated or otherwise modified from time to time, collectively, the “Note”), the final payment of which is due on November 8, 2012 (the “Maturity Date”), unless extended in accordance with the terms of the Note, the terms of which are incorporated herein by reference and which are made a part hereof to the same extent as though set out in full herein; and

WHEREAS, it is a condition to Mortgagee providing such financial accommodations to Mortgagor that Mortgagor execute this Mortgage in favor of Mortgagee.

GRANTING CLAUSE:

NOW, THEREFORE, (a) to secure the performance and observance by Mortgagor of all covenants and conditions contained in the Note, in any renewal, extension or modification thereof, to secure the performance and observance by Mortgagor in this Mortgage and in all other instruments securing the Note; and (b) also to secure in accordance with Section 29-3-50, as amended, Code of Laws of South Carolina, 1976, as amended: (i) all future advances and re-advances that may subsequently be made to Mortgagor by Mortgagee, evidenced by the aforesaid Note, or any other promissory notes, and all renewals and extensions thereof; provided, however, that nothing contained herein shall create an obligation on the part of Mortgagee to make future advances or re-advances to Mortgagor and (ii) all other indebtedness of Mortgagor to Mortgagee, now or hereafter existing, whether direct or indirect, the maximum amount of all indebtedness outstanding at any one time secured hereby not to exceed twice the face amount of the Note, plus interest thereon, all charges and expenses of collection incurred by Mortgagee, including court costs, and reasonable attorneys’ fees; and (c) also in order to charge the properties, interests and rights hereinafter described with such payment, performance and observance; and (d) for and in consideration of the sum of Ten and no/hundredths ($10.00) Dollars paid by Mortgagee to Mortgagor this date, and for other valuable consideration, the receipt of which is hereby acknowledged, Mortgagor does hereby grant, bargain, sell, alien, remise, release, convey, assign, transfer, mortgage, hypothecate, pledge, deliver, set over, warrant and confirm unto Mortgagee, its successors and assigns, forever ail right, title and interest of Mortgagor in and to all of the hereinafter described properties, rights, title and interests, whether now owned or hereafter acquired (said properties, rights, title and interests, together with any additions thereto that may be subject to the lien of this instrument by means of supplements hereto being hereinafter collectively called the “Mortgaged Property”);

THE MORTGAGED PROPERTY

(1)            The fee simple estate in and to the land, being all of Mortgagor’s right, title and interest in and to that certain real property briefly described below and more particularly described in Exhibit “A” attached hereto and incorporated herein by reference, including, without limitation, all present and future rights to possession and use, and all present and future options and other rights appurtenant to the following:

All that certain piece, parcel or lot of land, together with the improvements thereon, known as 420 Foster Brothers Drive, West Columbia, South Carolina 29172, situate, lying and being in the Town of West Columbia, in the County of Lexington, in the State of South Carolina and being more particularly shown and designated as 52.42 acres on a plat of 420 Foster Brothers Drive, prepared for American Realty Capital II, LLC, by James Freeland, dated September 16, 2009, last revised October 15, 2009, and recorded in the office of the Register of Deeds for Lexington County, SC, in Record Book __________ at page ___________; and having the boundaries and measurements as shown on said plat, reference being craved thereto as often as necessary for a more complete and accurate legal description; TMS No. # 007997-04-008;

and any increases and additions thereto (collectively, the “Land”) and all air space above the surface of the Land, with the tenements, hereditaments, appurtenances, privileges, easements, franchises, rights, appendages and immunities thereunto belonging or appertaining;

(2)           To the extent Mortgagor has any right, title or interest therein, all buildings, improvements, and fixtures, and all other property constituting real property or real estate under the laws of the State of South Carolina, now located or hereafter erected upon the Land (the “Improvements”), including the property constituting real property or real estate described in Exhibit “A” hereto, and all light, title and interest of Mortgagor, now owned or hereafter acquired, in and to (a) any and all strips and gores of land adjacent to or used in connection with the Land, (b) all land upon which any such buildings or Improvements may now or hereafter encroach, (c) the land within the streets, roads and alleys adjoining all such real property, and (d) all and singular the tenements, hereditaments, appurtenances, privileges, easements, franchises, rights, appendages and immunities whatsoever belonging to or in any wise appertaining to all such real property,

(3)           Any and all fixtures, appliances, machinery, and equipment of any nature whatsoever, and other articles of property (real, personal or mixed) now or hereafter owned by Mortgagor, at any time now or hereafter installed in, attached to or situated in or upon the Land or other real estate described above or any Improvements, or used, acquired for use or intended to be used in connection with the Land or such other real estate or in the operation of the Land, or Improvements, whether or not the said property is or shall be affixed thereto, including, without limiting the generality of the foregoing, (a) ail building materials, fixtures, building machinery and building equipment acquired during the course of, or in connection with, any construction or operation of any Improvements, (b) all furniture, furnishings, carpeting, refrigerators, air conditioners, heating units, and other appliances, (c) all plumbing, electrical, lighting, ventilating, incinerating, water heating, telephonic communications, cable television, data processing, security, air conditioning and energy management equipment, (d) all drawings, plans and specifications and (e) any and all subsequently acquired fixtures, appliances, machinery, equipment and personal property by way of renewal, replacement, substitution, addition or otherwise; including all right, title and interest of Mortgagor, now owned or hereafter acquired, in and to (I) any and all strips and gores of land adjacent to or used in connection with the Land, (2) all land upon which any such buildings or Improvements may now or hereafter encroach, (3) the land within the streets, roads and alleys adjoining all such real property, and (4) all and singular the tenements, hereditaments, appurtenances, privileges, easements, franchises, rights, appendages and immunities whatsoever belonging to or in any wise appertaining to all such real property;

(4)             All right, title and interest of Mortgagor in and to any and all leases and/or subleases now or hereafter on or affecting the Land or other Mortgaged Property or any part thereof, together with all security therefor and all monies payable thereunder, including, without limitation, including all right, title and interest of Mortgagor in that certain Triple Net Lease Agreement between US Real Estate Limited Partnership, as landlord, and Home Depot U.S.A., Inc., a Delaware corporation, as tenant (“Tenant”) dated as of May 15, 2009 (the “HD Lease”), and in that certain Guaranty of Self-Assurance Obligations dated as of even date with the HD Lease executed by Home Depot, Inc. (the “Guaranty”), and all operating agreements relating to the operation of any of the Land or other Mortgaged Properly, whether now existing or hereafter entered into, and all right, title and interest of Mortgagor thereunder, including cash and securities deposited under said leases and subleases;

(5)           All rents from, all issues, uses, profits, proceeds and products of, all replacements and substitutions for, and other rights and interests now or thereafter belonging to, any of the foregoing;

(6)           All other estates, easements, franchises, interests, licenses, rights, titles, powers or privileges of every kind and character which Mortgagor now has or may hereafter acquire in and to the property and interests described above, including without limitation: (a) all present or future estates, easements, franchises, interests, leaseholds, licenses, rights, titles, powers and privileges of Mortgagor in and to all easements, air rights and other rights-of-way in connection with the property and interests described above or any part thereof or as a means of ingress to, or egress from, the Land or any part thereof or any Improvements thereon, (b) all present or future estates, easements, franchises, interests, leaseholds, licenses, rights, titles, powers, and privileges of Mortgagor in and to the Land or any part thereof or any Improvements thereon, (c) all present or future estates, easements, franchises, interests, leaseholds, licenses, rights, titles, powers, and privileges, if any, of Mortgagor, either at law or in equity, in possession or in expectancy, in and to the real property or air space, as the case may be, lying in, under, or over the streets, highways, roads, alleys, ways, sidewalks, skywalks, tunnels, or avenues, open or proposed, in front of, above, over, under, through, or adjoining, the Land, and in and to any strips or gores of real property adjoining the Land, (d) all present or future estates, easements, franchises, interests, leaseholds, licenses, air rights, solar rights, water, water rights (whether riparian or otherwise, and whether or not appurtenant), water, irrigation or ditch stock interests, rights, titles, powers, and privileges appurtenant, or incident to, the Land or the Improvements, and (e) all rights, title and interests of Mortgagor as tenant, subtenant, landlord or sublandlord of any portion of the Mortgaged Property; and

(7)           Any and all proceeds and products of any and all of the foregoing;

TO HAVE AND TO HOLD the Mortgaged Property unto Mortgagee and its successors and assigns in accordance with the provisions contained herein, and Mortgagor does hereby bind itself and its successors, legal representatives, and assigns to warrant and forever defend all and singular the Mortgaged Property unto Mortgagee, its successors and assigns, against every person whomsoever lawfully claiming or to claim the same or any part thereof.

NOW, THEREFORE, the condition of this Mortgage is such that if Mortgagor shall well and truly pay and perform the Secured Obligations (as hereinafter defined), and shall perform, comply with and abide by each and every of the agreements, conditions and covenants contained and set forth in the Note and this Mortgage and any renewal, extension or modification to either of the foregoing, and in the other Loan Documents (as hereinafter defined), then this Mortgage shall be released, without warranty, at the request and cost of Mortgagor; otherwise, this Mortgage shall remain in full force and effect.

AND, Mortgagor does hereby covenant and agree as follows:

ARTICLE ONE
SECURED OBLIGATIONS

1.1          Obligations Secured. This Mortgage, and all rights, titles, interests, liens, security interests, powers, privileges and remedies created hereby or arising hereunder or by virtue hereof, are given to secure the payment and performance of the following indebtedness and obligations (the “Secured Obligations”), in such order of priority as Mortgagee may elect:

(a)           Payment of all principal, interest and any other amounts now or hereafter owing under or in connection with the Note and the other Loan Documents (as such term is defined in the Note (including, without limitation, costs incurred by Mortgagee in the exercise of its rights under the Loan Documents, as such term in defined in the Note) and in any renewal, extension or modification thereof;

(b)           Payment of all amounts now or hereafter due Mortgagee under this Mortgage (including, without limitation, costs incurred by Mortgagee in the exercise of its rights under this Mortgage);

(c)           Performance of all obligations now or hereafter due Mortgagee under this Mortgage, the Loan Documents, and in all other instruments securing the Note; and

(d)           To secure in accordance with Section 29-3-50, as amended, Code of Laws of South Carolina, 1976, as amended: (i) all future advances and re-advances that may subsequently be made to Mortgagor by Mortgagee, evidenced by the aforesaid Note, or any other promissory notes, and all renewals and extensions thereof; provided, however, that nothing contained herein shall create an obligation on the part of Mortgagee to make future advances or re-advances to Mortgagor and (ii) all other indebtedness of Mortgagor to Mortgagee, now or hereafter existing, whether direct or indirect, the maximum amount of all indebtedness outstanding at any one time secured hereby not to exceed twice the face amount of the Note, plus interest thereon, all charges and expenses of collection incurred by Mortgagee, including court costs, and reasonable attorneys’ fees.

This Mortgage has been given and is intended to secure the full and prompt payment and performance of the Secured Obligations, This Mortgage may secure any additional indebtedness, whether direct, indirect, existing, future, contingent or otherwise, that may be advanced by the Mortgagee to or for the benefit of the Mortgagor, provided that the maximum principal amount of all indebtedness which may be secured hereby at any time is $14,934,339.60. The priority of the lien hereunder securing any future advances and future obligations shall relate back to the date this Mortgage was recorded. In addition, the Mortgage shall secure unpaid balances of advances made by the Mortgagee with respect to the Mortgaged Property, for the payment of taxes, insurance premiums and costs incurred for the protection of the Mortgaged Property and any charges, expenses and fees, including, without limitation, attorneys’ fees, which, by the terms hereof, shall be added to and increase the Secured Obligations. The Mortgagor agrees that all of the duties and obligations imposed on it hereunder, whether absolute or contingent, due or to become due, are for the reasonable protection of the lien of this Mortgage. This Mortgage shall remain in full force and effect with respect to all of the Mortgaged Property until all Secured Obligations shall have been paid and performed in full. If the Secured Obligations are paid and performed in accordance with the terms of the applicable Loan Documents, including, without limitation, the observance of all the agreements contained in this Mortgage, this Mortgage shall become void and shall be released at the expense of the Mortgagor. The Mortgagor acknowledges that nothing in this Article One obligates the Mortgagee to make future advances to the Mortgagor.

ARTICLE TWO
DEFINITIONS

2.1          Definitions of Words and Terms. Capitalized terms not expressly defined herein shall, unless the context requires otherwise, have the meanings given to such terms under the Loan Documents.

2.2          Rules of Construction, (a) Words of the masculine gender shall be deemed and construed to include correlative words of the feminine and neuter genders. Unless the context shall otherwise indicate, words importing the singular number shall include the plural and vice versa, and words importing person shall include firms, partnerships, associations and corporations, including public bodies, and other entities, as well as natural persons. (b) “Herein,” “hereby,” “hereunder,” “hereof,” “hereto,” “hereinbefore,” “hereinafter” and other equivalent words refer to this Mortgage and not solely to the particular article, section, paragraph or subparagraph hereof in which such word is used. (c) Reference herein to a particular article or a particular section shall be construed to be a reference to the specified article or section hereof unless the context or use clearly indicates another or different meaning or intent. (d) Whenever an item or items are listed after the word “including,” such listing is not intended to be a listing that excludes items not listed. (e) The captions and headings in this Mortgage are for convenience only and in no way define, limit or describe the scope or intent of any provisions or sections of this Mortgage.

ARTICLE THREE
GENERAL COVENANTS, REPRESENTATIONS
AND WARRANTIES

3.1         Payment and Performance. Mortgagor covenants and agrees to punctually pay and perform each of the Secured Obligations and to perform, comply with and abide by each and every of the agreements, conditions and covenants contained and set forth in the Note, this Mortgage and the other Loan Documents securing the Note.

3.2         Title to Mortgaged Property. Mortgagor covenants, agrees and warrants that it is the holder of a good and marketable title to an indefeasible estate in fee simple to the Land and has good, and marketable title to the rest of the Mortgaged Property, free and clear of liens and encumbrances, subject only to those matters expressly set forth as exceptions to or subordinate matters in the title insurance policy insuring the lien of this Mortgage delivered as of the date hereof which Mortgagee has agreed to accept (the “Title Policy”), and that Mortgagor has good right, and lawful authority to mortgage and convey the same in the manner and form herein set forth. Mortgagor does hereby and shall forever warrant and defend its title to and interest in the Mortgaged Property (and the validity and priority of the lien of this Mortgage) to the Mortgagee against all claims and demands whatsoever of any person/entity.

3.3         Executive Order 13224. Mortgagor covenants, agrees and warrants that none of Mortgagor, any affiliate of Mortgagor, or, to Mortgagor’s actual knowledge after due inquiry and investigation, any person owning an interest in Mortgagor or any such affiliate, is or will be an entity or person (i) listed in the Annex to, or is otherwise subject to the provision of, Executive Order 13224 issued on September 23, 2001 (the “Executive Order”), (ii) included on the most current list of “Specially Designated Nationals and Blocked Persons” published by the United Slates Treasury Department’s Office of Foreign Assets Control (“OFAC”) (which list may be published from time to time in various media including, but not limited to, the OFAC website page, http:www.treas.gov/offices/enforcement/ofac/sdn/t11sdn.pdf), (iii) which or who commits, threatens to commit or supports “terrorism,” as that term is defined in Executive Order, or (iv) affiliated with any entity or person described in clauses (i), (ii) or (iii) above (any and all parties or persons described in clauses (i) through (iv) are herein referred to individually and collectively as a “Prohibited Person”). Mortgagor covenants and agrees that none of Mortgagor, any affiliate of Mortgagor, or, to Mortgagor’s actual knowledge after due inquiry and investigation, any person owning an interest in Mortgagor or any such affiliate, will (i) conduct any business, or engage in any transaction or dealing, with any Prohibited Person, including, but not limited to the making or receiving of any contribution of funds, good, or services, to or for the benefit of a Prohibited Person, or (ii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in the Executive Order. Mortgagor further covenants and agrees to deliver (from time to time) to Mortgagee any such certification or other evidence as may be requested by Mortgagee in its sole and absolute discretion, confirming that (i) Mortgagor is not a Prohibited Person and (ii) Mortgagee has not engaged in any business, transaction or dealings with a Prohibited Person, including, but not limited to, the making or receiving of any contribution of funds, goods, or services, to or for the benefit of a Prohibited Person.

ARTICLE FOUR
MAINTENANCE, ALTERATIONS AND ADDITIONS

4.1          Maintenance of Mortgaged Property; Compliance with Laws. Mortgagor covenants and agrees (a) not to permit, commit or suffer any waste of the Mortgaged Property, (b) to maintain the Mortgaged Property at all times in a state of good repair and condition; (c) to comply with, or cause to be complied with, all statutes, ordinances and requirements of any governmental or other authority relating to the Mortgaged Property; and (d) not to do or permit to be done to the Mortgaged Property anything that will alter or change the use and character of the Mortgaged Property, or in any way impair or weaken the security of this Mortgage. In case of the refusal, neglect or inability of Mortgagor to repair and maintain the Mortgaged Property or any part thereof, Mortgagee may, at its option, make such repairs or cause the same to be made, and advance monies in that behalf, which monies shall be deemed to be “Secured Obligations” hereunder.

4.2          Alterations and Additions. None of the Mortgaged Property shall be removed, demolished or structurally altered without the prior written consent of Mortgagee, such consent not to be unreasonably withheld to the extent Tenant requests to perform such alterations or if such request is made by Mortgagor following a termination of the HD Lease, and no addition to or structural changes which cost, individually or in the aggregate, in excess of $25,000, will be made by Mortgagor to any of the Mortgaged Property without the prior written approval of Mortgagee; provided, however, to the extent Tenant is permitted to make alterations under the HD Lease without the landlord’s consent, no such consent of Mortgagee shall be required. No fixtures or other property will be installed on the Mortgaged Property by, or at the direction of, Mortgagor subject to a vendor’s lien or other lien other than as may be permitted by Mortgagee, and should any such fixtures or other property be hereafter installed by, or at the direction of, Mortgagor the lien of this Mortgage shall immediately attach and be prior and superior to liens or claims of others thereon.

ARTICLE FIVE
TRANSFERS, ENCUMBRANCES AND LIENS

5.1         Sale, Transfer or Encumbrance of Mortgaged Property or Equity Interest of Mortgagor.

(a)           Subject to subsections (b) below, no assignment (by operation of law or otherwise), sale or contract to sell, transfer, mortgage, conveyance or lease nor encumbrance, hypothecation or pledge shall be made by Mortgagor of the Mortgaged Property or any part thereof or any right, title or interest therein (“Transfer”) without first obtaining the prior written consent of Mortgagee. Any sale of, merger, dissolution or consolidation pursuant to which the Mortgaged Property or any part thereof or interest therein vests in any successor in interest to Mortgagor (or any entity other than Mortgagor herein named) and any sale, transfer, encumbrance, hypothecation or pledge of any membership interest of the Mortgagor shall each be deemed a “Transfer” for purposes hereof.

(b)           Permitted Transfers. Mortgagee shall consent to one or more sales, conveyances or transfers of the Mortgaged Property to any Permitted Transferee (as hereafter defined) (a “Property Sale”) or a change in control of Mortgagor so long as control vests in a Permitted Transferee (an “Equity Transfer” and collectively with a Property Sale, a “Sale”) provided that, for each Sale, each of the following terms and conditions are satisfied:

(1)           the transferee of the Mortgaged Property (the “Transferee”) shall have assumed in writing and agreed to comply with all the terms, covenants and conditions set forth in this Mortgage and the other Loan Documents;

(2)           the Transferee shall have assumed all of Mortgagor’s obligations under the Loan Documents pursuant to an assignment and assumption agreement acceptable in form and substance to Mortgagee and pursuant to which Guarantor (as such term is defined in the Note) reaffirms its obligations under the Guaranty (as such term is defined in the Note) following such Transfer;

(3)           no Event of Default shall have occurred and be continuing under the Loan Documents;

(4)           Mortgagor shall deliver, at its sole cost and expense, an endorsement to the existing title policy insuring the Mortgage, as modified by the assumption agreement relating to such transfer, as a valid first lien on the Property and naming the Transferee as owner of the fee estate of the Property (except in the case of an Equity Transfer), which endorsement shall insure that, as of the date of the recording of the transfer, the Property shall not be subject to any additional exceptions or liens other than those contained in the Title Insurance Policy issued on the closing date or otherwise permitted by the Mortgagee or the terms of this Agreement;

(5)           Transferee shall deliver opinions regarding its existence, authority and enforceability, which in each case may be relied upon by Mortgagee, and their respective counsel, agents and representatives with respect to the proposed transaction, including the Transferee; and

(6)           The transfer or assignment of all or any portion of the membership interests in the Mortgagor including, but not limited to, a transfer of Mortgagor’s fee interest in the Property, is to a Permitted Transferee. “Permitted Transferee” shall mean any or all of Nicholas Schorsch, American Realty Capital Trust, Inc., American Realty Capital II, LLC, or any Person or entity that, directly or indirectly, is in control of, controlled by or under common control with any such Person or entity.

5.2          Claims Against Mortgaged Property. Mortgagor will pay, from time to time when the same shall become due, all claims and demands of mechanics, materialmen, laborers and others which, if unpaid, might result in, or permit the creation of, a lien on the Mortgaged Properly or any part thereof, or on the revenues, rents, issues, income and profits arising therefrom, and in general will do or cause to be done everything necessary so that the lien and priority of this Mortgage shall be fully preserved, at the cost of Mortgagor, without expense to Mortgagee. Notwithstanding the foregoing, Mortgagor shall have the right to contest any such liens, claims and demands by appropriate proceedings timely commenced and diligently conducted, provided Mortgagor shall first give written notice of such contest to Mortgagee, and shall, at the option of Mortgagee, either (x) deposit with Mortgagee such security as Mortgagee may require for the payment of such liens, claims and demands and any interest and penalties thereon, or (y) within ten (10) days after filing of any claim of lien, Mortgagor shall obtain and record a surety bond in an amount which equals one and one-third (1-1/3) of the amount of such claim. Mortgagee shall have the right to apply the deposit referred to in (x) above to the payment of such liens, claims, demands, interest and penalties at any time when Mortgagee reasonably deems it advisable for the protection of the Mortgaged Property.

ARTICLE SIX
TAXES AND PUBLIC CHARGES

6.1          Taxes and Public Charges. Mortgagor, from time to time when the same shall become due and payable, and prior to the date of imposition of interest or penalty, will pay and discharge all taxes of every kind and nature (including real and personal property taxes and income, franchise, withholding, profits and gross receipts taxes), all general and special assessments, levies, permits, inspection and license fees, all water and sewer rents and charges, and all other public charges, whether of a like or different nature, imposed upon, levied or assessed against Mortgagor or the Mortgaged Property or any part thereof and/or upon the revenues, rents, issues, income and profits of the Mortgaged Property, and/or arising in respect of the occupancy, use or possession thereof. Upon request by Mortgagee, Mortgagor will, immediately upon the payment of any of the foregoing, deliver to Mortgagee receipts evidencing the payment of all such taxes, assessments, levies, fees, rents and/or other public charges imposed or assessed against Mortgagor or the Mortgaged Property and/or the revenues, rents, issues, income or profits thereof, to the extent Mortgagor has received evidence of payment from Tenant following written request from Mortgagor to Mortgagee.

6.2          Contest of Taxes or Public Charges. Notwithstanding anything herein to the contrary, Mortgagor shall have the right to contest the validity or amount of any tax, assessment, levy, fee or other public charge imposed or assessed against the Mortgaged Property, by appropriate legal proceedings instituted at least ten (10) days before the tax or other public charge complained of becomes delinquent if, and provided, Mortgagor, before instituting any such contest, gives Mortgagee written notice of its intention so to do, Mortgagor deposits with an escrow agent reasonably acceptable to Mortgagee, if Mortgagee so requires, one and one-third (1-1/3) the amount of such tax or other public charge so contested, as security for Mortgagor’s payment of such amount upon final judgment, and Mortgagor diligently prosecutes any such contest, at all times effectively stays or prevents any official or judicial sale therefor, under execution or otherwise, and promptly pays Mortgagor’s final judgment enforcing the tax or other public charge so contested and any interest accrued with respect to such contested tax or other public charge and thereafter promptly procures record release or satisfaction thereof. Mortgagor shall indemnify and hold Mortgagee whole and harmless from any costs and expenses Mortgagee may incur related to any such contest. Notwithstanding the foregoing, Tenant shall be permitted to contest taxes and impositions in the manner provided in the HD Lease.

ARTICLE SEVEN
INSURANCE AND CASUALTY

7.1          Insurance. Mortgagor will maintain such insurance, including but not limited to property, builder’s risk, public liability and workers’ compensation insurance, as Mortgagee shall, from time to time, require. Mortgagor will provide evidence to Mortgagee of such insurance. Mortgagee shall be named as an additional insured and loss payee on all insurance policies relating to the Mortgaged Property, Notwithstanding the foregoing, for so long as Tenant maintains insurance coverage in accordance with the terms of the HD Lease, Mortgagor shall only be required to maintain such insurance coverage as is required to be maintained by Mortgagor and to cause Tenant to maintain such insurance coverage as it is required to maintain in accordance with the terms of the HD Lease and shall not be required to maintain, or cause to be maintained, insurance coverage in accordance with the terms of this Section7.1. [TO BE INSERTED IF PURCHASER AND SELLER AGREE ON EARLY CLOSING AMENDMENT AND PURCHASER ELECTS TO CLOSE EARLY: Mortgagee and Mortgagor have entered into that certain Purchase and Sale Agreement dated as of September 3, 2009, as amended by that certain Letter Agreement dated October 5, 2009 and that certain First Amendment to Purchase and Sale Agreement of even date herewith (collectively, the “Purchase and Sale Agreement”). Pursuant to the terms of the Purchase and Sale Agreement, Mortgagee has agreed to maintain certain insurance on the Mortgaged Property until certain work is completed on the Mortgaged Property. Mortgagee agrees that Mortgagor shall not be required to maintain the insurance required under the HD Lease until such time as the Commencement Date (as such term is defined in the HD Lease) occurs. Mortgagee shall be entitled to use any insurance proceeds derived from insurance policies maintained by Mortgagee to restore the Mortgaged Property.]

7.2          Casualty. In the event of any casualty, Mortgagor will give immediate notice to Mortgagee, and will commence proof of loss with the casualty insurer. Mortgagee reserves the right to direct and approve all proof of loss and claims procedures, and if proof of loss is not made promptly by Mortgagor, Mortgagee is authorized by Mortgagor to do so. Each insurance company concerned is hereby authorized and directed to make payment for such loss directly to Mortgagee and not to Mortgagor and Mortgagee jointly, and the insurance proceeds, or any part thereof, may be applied by Mortgagee, at its option, either to the reduction of the Secured Obligations (such reductions applicable to such portions of the Secured Obligations, and in such order, as Mortgagee may elect), whether matured or unmatured, or to the restoration or repair of the damaged Mortgaged Property. Mortgagor covenants and agrees to commence promptly, upon receipt of net insurance proceeds from Mortgagee, the restoration and repair of such damaged Mortgaged Property to as nearly as possible the same condition as existed prior to such casualty and to prosecute diligently such restoration and repair to completion. Mortgagor will submit plans for such restoration and repair to Mortgagee for Mortgagee’s written approval prior to the commencement of such restoration and repair. The terms of this Section 7.2 shall be subject to the terms of the HD Lease and the disposition of casualty and condemnation proceeds shall be governed by the HD Lease.

7.3          Rights to Insurance After Foreclosure. In the event of the foreclosure of this Mortgage, or any other transfer of title to all or any part of the Mortgaged Property in full or partial satisfaction of the Secured Obligations or any part thereof, all right, title and interest of Mortgagor in and to any and all insurance policies and renewals then in force, and any proceeds thereof, shall pass to the purchaser or transferee, and Mortgagor shall not be entitled to unearned premiums.

ARTICLE EIGHT
CONDEMNATION

8.1          Condemnation, Subject to the terms of the HD Lease, if all or any part of the Mortgaged Property hereunder be taken or damaged by the exercise of the power of eminent domain, or should Mortgagor receive any notice or other information regarding proposed eminent domain, Mortgagor shall give prompt written notice thereof to Mortgagee. Mortgagor may contest the same in good faith so long as it is not in default hereunder, or under any of the Loan Documents, but the award for any property so taken is hereby assigned to Mortgagee, and Mortgagee, upon such award becoming final, is hereby authorized, in the name of Mortgagor, to execute and deliver acquittances for, and release of, any such award and to collect and apply the proceeds to the payment of the Secured Obligations (such application to be to such portions of the Secured Obligations, and in such order, as Mortgagee may elect), whether matured or unmatured, and the remainder, if any, shall be paid to Mortgagor or such other party or parties as may be legally entitled thereto. In the event of a partial condemnation, Mortgagor covenants and agrees to commence promptly the restoration and repair of the remaining Mortgaged Property to as nearly as possible the same condition as existed prior to such taking, and to prosecute diligently such restoration and repair to completion using the proceeds of the partial condemnation. Mortgagor will submit plans for such restoration and repair to Mortgagee for Mortgagee’s written approval prior to the commencement of such restoration and repair.

ARTICLE NINE
ASSIGNMENT OF LEASES AND RENTS

9.1          Assignment. Mortgagor hereby presently assigns to Mortgagee all of Mortgagor’s right, title and interest in and to any Leases, as defined hereinafter, with respect to the Mortgaged Property and all rents, issues and profits therefrom. “Lease” means every lease or occupancy agreement for the use or hire of all or any portion of the Mortgaged Property which shall be in effect on the date hereof, including without limitation the HD Lease, or which shall hereafter be entered into, and by which Mortgagor is a lessor, sublessor or the like, and any renewals, extensions or other modifications thereof. Mortgagor grants to Mortgagee, with or without Mortgagee or any other person/entity (including, without limitation, a receiver) taking possession of the Mortgaged Property, the right to give notice to the tenants (which term shall include subtenants) of this assignment, to collect rents, issues and profits from the tenants and to enter onto the Mortgaged Property for the purpose of collecting the same and to let the Mortgaged Property and to apply such rents, issues and profits, after payment of all charges and expenses relating to the Mortgaged Property, to the Secured Obligations. This assignment shall be an absolute assignment, subject to the license herein granted to Mortgagee and Mortgagor’s obligations hereunder, and shall continue in effect until the Secured Obligations are fully paid and performed. Mortgagee hereby grants a revocable license to Mortgagor to collect and use such rents, issues and profits; provided, however, that the foregoing license shall be automatically revoked, without any action on Mortgagee’s part, upon the occurrence of an Event of Default. Notwithstanding any law to the contrary, if there is an Event of Default, and if there is any applicable law requiring Mortgagee to take possession of the Mortgaged Property (or some action equivalent thereto, such as securing the appointment of a receiver) in order for Mortgagee to “perfect” or otherwise “activate” its rights and remedies as set forth herein, then Mortgagor waives all benefits of such laws and agrees that such laws shall be fully satisfied, without any action on Mortgagee’s part, solely by the occurrence of such Event of Default. If, notwithstanding such waiver by Mortgagor, such laws require the undertaking of some affirmative act by Mortgagee, Mortgagor agrees that such laws shall be fully satisfied solely by Mortgagee giving Mortgagor notice, written or oral, that such Event of Default has occurred and that Mortgagee intends to enforce its rights in any Leases and/or any rents, issues and profits assigned herein.

9.2          Additional Provisions. Mortgagor shall, from time to time upon request by Mortgagee, execute, acknowledge and deliver to Mortgagee, in form and substance satisfactory to Mortgagee, separate assignments of any Leases in order to further evidence the foregoing assignment. Mortgagee shall not be obligated to perform any obligation to be performed by Mortgagor under any Lease or other agreement affecting the Mortgaged Property, and Mortgagor hereby agrees to indemnify Mortgagee for, and hold Mortgagee harmless from, any and all liability and expenses arising from any such Lease or other agreement or any assignments thereof, and no assignment of any such Lease or other agreement shall place the responsibility for the control, care, management or repair of the Mortgaged Property upon Mortgagee, nor make Mortgagee liable for any negligence or other tortious conduct, whether by Mortgagee or any other person or entity, with respect to the management, operation, upkeep, repair or control of the Mortgaged Property resulting in injury, death, properly or other damage or loss of any nature whatsoever.

9.3          Mortgagor Covenants. Mortgagor hereby covenants that it will not modify or amend any provision or term of the Lease, or cancel or terminate the Lease without the prior written consent of Mortgagee, that Mortgagor will not waive, excuse or release the tenant under the Lease from any of the obligations or covenants of the tenant under the Lease without the prior written consent of Mortgagee, and that Mortgagor will enforce all of the terms of the Lease. Mortgagor hereby covenants and agrees to pay and perform when due in accordance with the provisions of the Lease all of the covenants and agreements of the Lease which Mortgagor under the Lease is required or obligated to pay or perform. Mortgagor further covenants and agrees to indemnify, protect, defend and hold harmless Mortgagee from any loss, damage, injury or liability suffered or incurred by Mortgagee as a result of Mortgagor’s breach of its covenants and agreements set forth in this Article. Mortgagor hereby covenants that it will forward to Mortgagee, immediately upon receipt, copies of all notices or communications received from the tenant under the Lease, and that it will immediately forward to Mortgagee copies of all notices and communications given by it under or pursuant to any of the provisions of the Lease, and Mortgagor further covenants that it will notify Mortgagee of any default under the Lease immediately upon the occurrence of an event of default thereunder, or upon the occurrence of any event which, with the passage of time or the giving of notice or both, will ripen into or constitute a default thereunder.

9.4          Exercise of Rights. Mortgagee may exercise its rights from time to time under this Article Nine without first commencing foreclosure proceedings against the Mortgaged Property if it so elects. Any such election by Mortgagee to exercise its rights from time to time under this Article Nine shall not prohibit Mortgagee from simultaneously or thereafter foreclosing upon the Mortgaged Property or exercising any other rights available to Mortgagee hereunder or at law.

9.5          No Mortgagee’s Consent. Nothing in this Article Nine shall ever be construed as (a) allowing Mortgagor to lease/sublease the Mortgaged Property to a third party without Mortgagee’s prior written consent or (b) subordinating this Mortgage to any lease/sublease, provided, however, Tenant shall be permitted to assign or sublet the Mortgaged Property to the extent such assignment or sublet is permitted without Mortgagor’s consent in accordance with the terms of the HD Lease.

ARTICLE TEN
FINANCIAL STATEMENTS

Mortgagor covenants and agrees to deliver to Mortgagee, as soon as available and in any event within ninety (90) days after the end of each fiscal year during the term of the Loan, financial statements of Mortgagor, including a balance sheet, a statement of revenues and expenses (including financial information relating to the Mortgaged Property), a statement of contingent liabilities as of the end of such year, and a reconciliation of net worth for such fiscal year, prepared in accordance with generally accepted accounting principles, consistently applied and duly certified as being true, correct and complete by the chief financial officer of Borrower.

ARTICLE ELEVEN
SECURITY AGREEMENT

To the extent the Mortgaged Property consists of personal property in which a security interest may be created under Article 9 of the UCC, as defined below (“UCC Collateral”) or items of personal property which are or are to become fixtures under applicable law, this Mortgage shall also be construed as a security agreement under the Uniform Commercial Code as in effect on the date hereof in the State of South Carolina (the “UCC”). Mortgagor, in order to secure the due and punctual payment and performance of the Secured Obligations, hereby grants to Mortgagee for the benefit of the Mortgagee, a security interest in and to such UCC Collateral and fixtures. Upon and during the continuance of an Event of Default, the Mortgagee shall be entitled with respect to the UCC Collateral and fixtures to exercise all remedies hereunder or under any other Loan Document or available under the UCC with respect thereto and all other remedies available under applicable law. Without limiting the foregoing, the UCC Collateral and fixtures may, at the Mortgagee’s option, (i) be sold hereunder together with any sale of any portion of the Mortgaged Property or otherwise, (ii) be sold separately pursuant to the UCC, or (iii) be dealt with by the Mortgagee in any other manner permitted under applicable law. The Mortgagee may require the Mortgagor to assemble the UCC Collateral and fixtures and make it available to the Mortgagee at a place to be designated by the Mortgagee. The Mortgagor acknowledges and agrees that a disposition of such collateral in accordance with the Mortgagee’s rights and remedies in respect to the Mortgaged Property as heretofore provided is a commercially reasonable disposition thereof; provided, however, that the Mortgagee shall give the Mortgagor not less than ten (10) days’ prior notice of the time and place of any intended disposition.

ARTICLE TWELVE
DEFAULT AND REMEDIES

12.1        Events of Default.  Any of the following shall constitute an “Event of Default” hereunder:

(a)           Mortgagor fails to pay sums due under any of the Loan Documents as and when the same become due and payable or fails to pay any of the other Secured Obligations as and when the same become due and payable and such non-payment shall have continued for a period of fifteen (15) days after when due;

(b)           Mortgagor defaults in the performance of, or as respects any of the terms, provisions, covenants conditions and requirements imposed upon it herein or in the Note (other than the obligations of Mortgagor described in Subsection 12.1(a) above), which default continues for thirty (30) days after notice thereof is given to Mortgagor by Mortgagee; provided, however, that if such default is susceptible of cure but such cure cannot be accomplished with reasonable diligence within said period of time, and if Mortgagor commences to cure such default promptly after receipt of notice thereof from Mortgagee, and thereafter prosecutes the curing of such default with reasonable diligence, such period of time shall be extended for such period of time as may be necessary to cure such default with reasonable diligence provided such additional cure period shall not exceed an additional period of thirty (30) days.

(c)          Any assignment (by operation of law or otherwise), transfer, mortgage, lease, exchange or conveyance of the Mortgagor’s interest in the Land or any other Mortgaged Property or any part thereof or any right, title or interest therein is made or contracted for without the prior written consent of Mortgagee (other than as permitted herein); any merger, dissolution or consolidation pursuant to which the Mortgagor’s interest in the Land or any other Mortgaged Property or any part thereof or interest therein vests in any successor in interest to Mortgagor (or any entity other than Mortgagor herein named) shall be deemed an assignment for purposes hereof;

(d)          Intentionally Omitted;

(e)          There occurs any default or event of default under any of the Loan Documents, subject, however, to any expressly applicable cure period that may be provided for therein;

(f)           There occurs any default by Mortgagor under the HD Lease which would give rise to any right or power of any person or entity, whether under the HD Lease or otherwise, to terminate, cancel, foreclose against or otherwise work a forfeiture of any right, title or interest of Mortgagor in or to the HD Lease or give rise to the right of Tenant to offset or reduce the rent payable under the HD Lease;

(g)          The Mortgagor fails to pay any amount owed to any other lender;

(h)          Any guarantor takes any action to limit such guarantor’s liability under any written agreement of guaranty entered into by such guarantor in favor of Mortgagee in connection with the Secured Obligations;

(i)           Any guarantor fails to pay, perform or observe any obligation of such guarantor to the Mortgagee, or any event of default occurs under any agreement between such guarantor and the Mortgagee; or

(j)           Any bankruptcy or other insolvency proceeding is filed by or against the Mortgagor or any guarantor.

As used in this Mortgage, the term “Default” means an event or condition which constitutes, or with the giving of any requisite notice or the passage of any requisite time or the occurrence of both would constitute, an Event of Default.

12.2        Remedies Upon Default. At any time after an Event of Default has occurred, the sums due under the Note and the other Secured Obligations, or such portions thereof as Mortgagee may elect, shall become due immediately at Mortgagee’s option or thereafter at the continuing option of Mortgagee, and this Mortgage shall remain in force, and Mortgagee may exercise any right, power or remedy permitted to it by law or by contract, and in particular, without limiting the generality of the foregoing, Mortgagee shall have the absolute right, at its option and election, to pursue one or more of the following rights:

(a)            Mortgagee may, to the extent permitted by law, institute an action of judicial foreclosure, or take such other action as the law may allow, at law or in equity, to enforce this Mortgage and to realize upon the Mortgaged Property or any other security which is herein or elsewhere provided for, and to proceed to final judgment and execution for the entire unpaid balance of the Secured Obligations at the rate stipulated in the Note to the date of default, [and thereafter at the Default Rate], together with, to the extent permitted by applicable law, all other sums secured by this Mortgage, all costs of suit, and interest at the Default Rate on any judgment obtained by Mortgagee from and after the date of any judicial sale of the Mortgaged Property (which may be sold in one parcel or part or in such parcels or parts, manner or order as Mortgagee shall elect) until actual payment is made to the Mortgagee on the full amount due Mortgagee. Mortgagee may foreclose or otherwise realize upon one parcel or any other part of the Mortgaged Property, on one or more occasions, without releasing this Mortgage or precluding the further foreclosure or other realization hereunder of any other parcels or parts of the Mortgaged Property not so foreclosed or realized upon. Failure to join or to provide notice to tenants or any other persons/entities as defendants or otherwise in any foreclosure action or suit shall not constitute a defense to such foreclosure or other action. Upon any foreclosure sale, whether by virtue of judicial proceedings or otherwise, Mortgagee may bid and purchase the Mortgaged Property or any part thereof or interest therein, and upon compliance with the terms of the sale, may hold, retain, possess and dispose of the same in its own absolute right, without further accountability.

(b)            To the extent permitted by applicable law, Mortgagee and its agents, designees or assigns are authorized to (i) take possession of the Mortgaged Property, with or without legal action; (ii) lease the Mortgaged Property; (iii) collect all rents, issues and profits therefrom, with or without taking possession of the Mortgaged Property; and (iv) after deducting all costs of collection and administration expenses, apply the net rents, issues and profits to the payment of taxes, insurance premiums and all other carrying charges (including, but not limited to, agents’ compensation and fees and costs of counsel and receivers) and to the maintenance, repair or restoration of the Mortgaged Property, or on account and in reduction of the Secured Obligations, in such order and amounts as Mortgagee, in Mortgagee’s sole discretion, may elect. Mortgagee shall be liable to account only for rents, issues and profits actually received by it.

Whenever the Mortgagee in this Mortgage or in the other Loan Documents is given the option to accelerate the maturity of all or part of the Secured Obligations, Mortgagee may, to the extent permitted by law, do so without presentment, protest, notice to or demand upon Mortgagor. Mortgagee shall have the sole and exclusive right, and Mortgagor irrevocably waives any right, to direct or redirect the application of any monies received by Mortgagee on account of the Secured Obligations (whether such monies are received before or after the occurrence of an Event of Default, in the ordinary course of affairs, by acceleration, maturity or otherwise) against the Secured Obligations in such manner as Mortgagee may deem advisable, from time to time, notwithstanding any entry by Mortgagee upon any of its books and records.

After the occurrence of an Event of Default, or if any action shall be commenced to foreclose this Mortgage, without obligation to do so, Mortgagee, to the extent permitted by applicable law, may apply for the appointment of a receiver of the rents, issues and profits of the Mortgaged Property without notice or demand, and shall be entitled to the appointment of such receiver as a matter of right, without consideration of the value of the Mortgaged Property as security for the amounts due to Mortgagee or the solvency of any person/entity liable for the payment of such amounts.

Mortgagee shall have the right from time to time to take action to recover any of the Secured Obligations, as the same become due, without regard to whether or not any of the other Secured Obligations shall be due, and without prejudice to the right of Mortgagee thereafter to bring an action of foreclosure, or any other action, with respect to any Event of Default existing at the time such earlier action was commenced.

12.3        Expenses of Foreclosure. If the Mortgaged Property shall be foreclosed by appropriate proceedings in a court of competent jurisdiction as provided for in this Mortgage, there shall be allocated and included as additional Secured Obligations, together with interest, all expenses that may be paid or incurred by or on behalf of Mortgagee for reasonable attorneys’ fees, appraisers’ fees, outlays for documentary and expert evidence, stenographers’ charges, publication costs and costs (which may be estimates as to items to be expended after entry of the decree) of procuring all such abstracts of title, title searches and examination, title insurance policies and similar data and assurances with respect to title, as Mortgagee may deem necessary either to prosecute such suit or to evidence to bidders at the sales that may be had pursuant to such proceedings the true conditions of the title to or the value of the Mortgaged Property. All expenditures and expenses of the nature in this Section mentioned, and such expenses and fees as may be incurred in the protection of the Mortgaged Property and the maintenance of the lien of this Mortgage, including without limitation the fees and disbursements of attorneys and their staff employed by Mortgagee in any litigation or proceedings affecting this Mortgage, the Note or the Mortgaged Property, including without limitation probate and bankruptcy proceedings, or in preparation for the commencement or defense of any proceeding or threatened suit or proceeding, shall be immediately due and payable by Mortgagor, with interest thereon at the Default Rate,

12.3        Right of Mortgagee to Credit Sale. Upon any sale or sales made hereunder, whether made under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, Mortgagee may bid for and acquire the Mortgaged Property or any part thereof and, in lieu of paying cash therefor, may make settlement for the purchase price by crediting against the Secured Obligations the net sales price after deducting therefrom the expenses of sale and the cost of the action and any other sums which Mortgagee is authorized to deduct under this Mortgage.

12.4        Multiple Foreclosures. To the extent permitted by applicable law, Mortgagee shall have the option to proceed with foreclosure or sale in satisfaction of any part of the Secured Obligations without declaring the whole of the Secured Obligations as immediately matured, and such foreclosure or sale may be made subject to the unmatured part of the Secured Obligations, and it is agreed that such foreclosure or sale, if so made, shall not in any manner affect the unmatured part of the Secured Obligations, but as to such unmatured part, this Mortgage, as well as the other Loan Documents, shall remain in foil force and effect just as though no foreclosure or sale had been made. Several foreclosures or sales may be made without exhausting the right of foreclosure or sale for any unmatured part of the Secured Obligations, it being the purpose to provide for a foreclosure or sale of the security of this Mortgage for any matured portion of the Secured Obligations without exhausting the power of foreclosure or sale respecting the balance of the Mortgaged Property for any other part of the Secured Obligations.

12.5        Entry by Mortgagee. To the extent permitted by applicable law, during the continuance of any Event of Default, Mortgagee personally, or by its agents or attorneys may enter into and upon and take possession of all or any part of the Mortgaged Properly, and each and every part thereof, and may exclude Mortgagor, its agents and servants wholly therefrom and, having and holding the same, may use, occupy and control the Mortgaged Property or any part thereof, either personally or by its superintendents, managers, agents, servants, attorneys or receivers. Upon every such entry, Mortgagee, at the expense of (at Mortgagee’s option) the Mortgaged Property or Mortgagor, from time to time, either by purchase, repairs or construction, may maintain and restore the Mortgaged Property, whereof it shall become possessed as aforesaid, may complete the construction or development of any Improvements and in the course of such completion may make such changes in the contemplated Improvements as it may deem desirable and may insure the same; and likewise, from time to time, at the expense of (at Mortgagee’s option) the Mortgaged Properly or Mortgagor, Mortgagee may make all necessary or proper repairs, renewals, and replacements and such useful alterations, additions, betterments and Improvements thereto and thereon as may seem advisable to Mortgagee; and in every such case Mortgagee shall have the right to manage and operate the Mortgaged Property or any part thereof and exercise all rights and powers of Mortgagor with respect thereto either in the name of Mortgagor or otherwise as it shall deem best. Mortgagee shall be entitled to collect and receive all earnings, revenues, rents, issues, profits and income of the Mortgaged Property and every part thereof; and after deducting the expenses of conducting the business thereof and of all maintenance, repairs, renewals, replacements, alterations, betterments and Improvements and amounts necessary to pay for taxes, assessments, insurance and prior or other proper charges upon the Mortgaged Property, or any part thereof, as well as reasonable compensation for the services of Mortgagee and for ail attorneys, counsel, agents, clerks, servants and other employees by it properly engaged and employed, Mortgagee shall apply the monies arising as aforesaid, first, to the payment of the sums due under the Note, when and as the same shall become payable and, second, to the payment of any other sums required to be paid by Mortgagor under this Mortgage or the other Loan Documents.

12.6        Appointment of Receiver. Upon any Event of Default, in accordance with applicable law, Mortgagee shall be entitled without notice to Mortgagor to apply at any time to a court having jurisdiction thereof for the appointment of a receiver of the Mortgaged Property or any part thereof and of all rents, incomes, profits, issues and revenues thereof, from whatever source derived; and thereupon it is hereby expressly covenanted and agreed that the court shall forthwith appoint such receiver with the usual powers and duties of receivers in like cases; and said appointment shall be made by the court ex parte to the fullest extent permitted by applicable law, and without reference to the adequacy or inadequacy of the value of the Mortgaged Property, or to the solvency or insolvency of Mortgagor or any party defendant to such suit. Mortgagor hereby specifically waives the right to object to the appointment of a receiver as aforesaid and hereby expressly consents that such appointment shall be made ex parte and without notice to Mortgagor as an admitted equity and as a matter of absolute right to Mortgagee. In order to maintain and preserve the Mortgaged Property and to prevent waste and impairment of its security, Mortgagee may, at its option, advance monies to the appointed receiver and all such sums advanced shall become secured obligations and shall bear interest from the date of such advance at the Default Rate.

12.7        Remedies Cumulative. No remedy conferred upon or reserved to Mortgagee herein, in the Note or in any of the other Loan Documents is intended to be exclusive of any other remedy or remedies, and each and every such remedy shall be cumulative and shall be in addition to every remedy given to Mortgagee or now or hereafter existing at law or in equity or by statute. No delay or omission in the exercise of any right or power accruing upon any Event of Default shall impair any such right or power, or shall be construed to be a waiver of any such Event of Default or any acquiescence therein; and every power and remedy given in this Mortgage, the Note or in any other Loan Document to Mortgagee may be exercised from time to time as often as may be deemed expedient by Mortgagee. Nothing in this Mortgage, the Note or in any other Loan Document shall affect the obligation of Mortgagor to pay the Secured Obligations in the manner and at the time and place therein respectively expressed. In the event of foreclosure Mortgagor shall be fully liable for any deficiency.

12.8        No Waiver. Any failure by Mortgagee to insist upon the strict performance by Mortgagor of any of the terms and provisions of this Mortgage, the Note or any other Loan Document shall not be deemed to be a waiver of any of the tenns and provisions hereof or of the Note, and Mortgagee, notwithstanding any such failure, shall have the right thereafter to insist upon the strict performance by Mortgagor of any and all of the terms and provisions of this Mortgage or of the Note or any other Loan Document to be performed by Mortgagor; and Mortgagee may resort for the payment of the Secured Obligations to the Mortgaged Property or to any other security therefor held by Mortgagee in such order and manner as Mortgagee may elect.

12.9        Attornment by Tenant. In the event the Mortgaged Property or any part thereof is hereafter occupied by a tenant under a lease or sublease, and in the event of any foreclosure hereunder, Mortgagor shall cause such tenant to, and such tenant shall, at the option of the purchaser of the Mortgaged Property, either (a) immediately surrender possession of the Mortgaged Property to such purchaser or (b) agree to attorn to and to execute an agreement reasonably satisfactory to such purchaser, which agreement shall recognize such purchaser as the landlord under such lease/sublease and shall provide that so long as the tenant is not in default under such lease/sublease, such purchaser will not disturb the possession by the tenant of the Mortgaged Property, other than as expressly provided in such lease/sublease.

12.10      Waiver of Redemption and Other Rights. To the extent permitted by the laws of the State, Mortgagor will not at any time (a) insist upon, or plead, or in any manner whatever claim or take any benefit or advantage of, any stay or extension or moratorium law, any exemption from execution or sale of the Mortgaged Property or any part thereof, wherever enacted, now or at any time hereafter in force (specifically including without limitation any homestead exemption) which may affect the covenants and terms of performance of this Mortgage or any other Loan Document, and Mortgagor hereby waives all rights to any such homestead or other exemption to which Mortgagor would otherwise be entitled under any present or future constitutional, statutory, or other provision of applicable state or federal law, nor (b) claim, take or insist upon any benefit or advantage of any law now or hereafter in force providing for the valuation or appraisal of the Mortgaged Property, or any part thereof, prior to any sale or sales thereof which may be made pursuant to any provision herein, or pursuant to the decree, judgment or order of any court of competent jurisdiction, nor (c) after any such sale or sales, claim or exercise any right under any statute heretofore or hereafter enacted, by any governmental authority or otherwise, to redeem (he property so sold or any part thereof. Mortgagor, to the extent permitted by the laws of the State, hereby expressly waives all benefit or advantage of any such law or laws, and covenants not to hinder, delay or impede the execution of any power herein granted or delegated to Mortgagee, but to suffer and permit the execution of every power as though no such law or laws had been made or enacted. Mortgagor, for itself and all who claim under it, waives, to the extent permitted by the laws of the State, all right to have the Mortgaged Property, or any other assets which secure the Secured Obligations, marshaled upon any foreclosure hereof.

12.11      Waiver of Trial by Jury. To the extent permitted by laws of the State, it is mutually agreed by Mortgagor and Mortgagee that the respective parties waive trial by jury in any action, proceeding or counterclaim brought by either of the parties against the other on any matter or claim whatsoever arising out of, relating to or in any way connected with this Mortgage, the Note or any other Loan Document.

ARTICLE THIRTEEN
MISCELLANEOUS

13.1        Protection of Mortgagee’s Security. Mortgagee may, at its option, and without waiving its right to accelerate the Secured Obligations or any part thereof and to foreclose the same, pay either before or after delinquency any or all of those obligations required by the terms hereof to be paid by Mortgagor for the protection of this Mortgage security or for the collection of any of the Secured Obligations if not paid by Mortgagor not later than the due date thereof. All sums so advanced or paid by Mortgagee shall become Secured Obligations and shall bear interest from the date thereof at the Default Rate and become an integral part thereof, subject in all respects to the terms, conditions and covenants of the Note and this Mortgage, excepting, however, that said sums shall be repaid to Mortgagee within ten (10) days after demand by Mortgagee to Mortgagor for said payment.

13.2        Costs and Expenses. Mortgagor agrees to pay all fees and charges incurred in the procuring and making of this Mortgage or in the perfection of the lien and security interest hereof, including without limitation: fees and expenses relating to the examination of title to the Mortgaged Property; mortgage recording, documentary, transfer, mortgage registration or similar fees or taxes; revenue stamps; reasonable attorneys’ fees; and fees, costs and expenses relating to environmental and other inspections or evaluations of the Mortgaged Property or any part thereof, Mortgagor further agrees to pay all and singular the costs, charges and expenses, including attorneys’ fees and abstract costs, reasonably incurred or paid at any time by Mortgagee to protect the Mortgaged Property or because of the failure of Mortgagor to perform, comply with, and abide by each and every of the agreements, conditions and covenants of the Notes or this Mortgage.

13.3        Successors and Assigns. All of the grants, covenants, terms, provisions and conditions herein shall run with the Mortgaged Property, and shall, subject to the provisions of Section 5.1, apply to and bind the heirs, successors and assigns of Mortgagor and shall inure to the benefit of the heirs, successors and assigns of Mortgagee.

13.4        Funds for and Proof of Payment of Taxes and insurance. If required by Mortgagee upon or during the occurrence of an Event of Default, Mortgagor will pay to Mortgagee, on the first day of each and every consecutive month, a sum equal to one-twelfth (l/12th) of the annual amount necessary to pay all taxes and assessments against the Mortgaged Property, said monthly sum to be estimated solely by Mortgagee and calculated to be an amount not less than the amount of taxes and assessments assessed against the Mortgaged Property for the previous year, and if further required by Mortgagee, to pay all insurance premiums in manner and form as provided herein for the payment of taxes and assessments. Except as otherwise required by applicable law, no interest will be paid upon any sum held by Mortgagee pursuant to the terms hereof. Mortgagee shall have the right to require Mortgagor to commence payment to the aforesaid fund regardless of any prior waiver by Mortgagee of such requirement.

13.5        Mortgagor’s Certificate. Mortgagor will, within ten (10) days after the request of Mortgagee, furnish a written statement of the amount owing on the Secured Obligations and therein state whether or not Mortgagor claims any defenses or offsets thereto. Such statement shall also include such other certifications as Mortgagee may reasonably require.

13.6        Taxation Affecting Debts. In the event of the passage of any federal, state or other law, order, rule or regulation which in any manner changes or modifies the laws now in force governing the taxation of debts secured by mortgages or deeds of trust, or the manner of collecting taxes, so as to affect Mortgagee adversely. Mortgagor will promptly pay any such tax. If Mortgagor fails to do so, or if any such law, order, rule or regulation prohibits Mortgagor from making such payment, or would penalize Mortgagee if Mortgagor makes such payment, then the entire balance of the Secured Obligations, shall, without notice, immediately become due and payable at the option of Mortgagee.

13.7        Notices. All notices, approvals, waivers, consents, demands, requests and declarations given or required to be given by either party hereto to the other party to be effective shall be in writing and shall be personally delivered, mailed by certified or registered mail, return receipt requested, sent prepaid by reliable overnight courier or sent by facsimile transmission. Unless otherwise expressly provided herein, notices shall be deemed to have been validly given when delivered against receipt; or, in the case of mailing, three (3) business days after deposit in the mail in the continental United States, postage prepaid; or, in the case of reliable overnight courier, on the business day after the courier accepts delivery of such item for next business day delivery; or, in the case of facsimile transmission, when sent against confirmation of receipt prior to 5:00 p.m. local time at the recipient’s office, in each case addressed as follows:

If to the Mortgagor:	ARC HDCOLSC001, LLC,
c/o American Realty Capital, LLC
405 Park Avenue, 15th Floor
New York, New York 10022
Facsimile: (212) 421-5799
Attn: William M. Kahane

If to the Mortgagee:	US Real Estate Limited Partnership
9830 Colonnade Boulevard, Suite 600
San Antonio, Texas 78230-2239
Facsimile: (210)641-8463
Attn: John G. Post

or to such other address or telecopy number as each party may designate for itself by like notice given in accordance with this Section 13.7.

13.8        Corrections and Future Acts. Mortgagor will, upon request of Mortgagee, promptly correct any defect, error, or omission which may be discovered in the contents of this Mortgage or in the execution or acknowledgment hereof, and will execute, acknowledge and deliver such further instruments and do such further acts as may be necessary or as may be reasonably requested by Mortgagee to carry out more effectively the purposes of this Mortgage, to subject to the lien and security interest hereby created any of Mortgagor’s properties, rights or interest covered or intended to be covered hereby, and to perfect and maintain such lien and security interest.

13.9        Indemnification. Mortgagor hereby covenants and agrees to indemnify, protect and hold harmless and reimburse Mortgagee from and against any liability, damage or expense, including attorneys’ fees and amounts paid in settlement, which either Mortgagee may incur or sustain in the execution of this Mortgage or in the doing of any act which either Mortgagee is required or permitted to do by the terms hereof or by law (other than any liability, damage or expense incurred or sustained by Mortgagee as a result of the gross negligence or willful misconduct of Mortgagee, respectively), and Mortgagor agrees to reimburse Mortgagee therefor in accordance with the provisions of Section 13.1. This indemnity shall survive payment of the Secured Obligations and the release of this Mortgage of record.

13.10      Governing Law. This Mortgage shall be governed by and construed in accordance with the laws of the State of South Carolina, without reference to the conflicts of laws principles thereof.

13.11      Severability. If any provision or clause of this Mortgage shall be held or deemed to be or shall, in fact, be inoperative, invalid or unenforceable as applied in any particular case or in all cases because it conflicts with any provisions of any constitution or statute or rule of public policy, or for any other reason, such determination shall not affect in any way any other provision or clause herein which can be given effect without the inoperative, invalid or unenforceable provision or clause.

13.12      Amendments. No alteration or amendment of this Mortgage shall be effective unless in writing signed by Mortgagor and Mortgagee.

13.13      After-Acquired Property. All right, title and interest of Mortgagor in and to all Improvements, betterments, renewals, substitutes and replacements of and all additions and appurtenances to, the Mortgaged Property hereafter acquired, constructed, assembled or placed by Mortgagor on the Mortgaged Property, and all conversions of the security constituted thereby, and any other or additional interest in or to the Mortgaged Property hereafter acquired by Mortgagee, immediately upon such acquisition, construction, assembly, placement or conversion, as the case may be, and in each such case without any further mortgage, grant, conveyance or assignment or other act of Mortgagor, shall become subject to the lien of this Mortgage as fully and completely, and with the same effect, as though now owned by Mortgagor and specifically described in the Granting Clause hereof.

[The remainder of this page has been left intentionally blank. See next page for signatures.]

13.14      Waiver of Appraisal Rights. The laws of South Carolina provide that in any real estate foreclosure proceeding a defendant against whom a personal judgment is taken or asked may within thirty (30) days after the sale of the mortgaged property apply to the court for an order of appraisal. The statutory appraisal value as approved by the court would be substituted for the high bid and may decrease the amount of any deficiency owing in connection with the transaction. THE UNDERSIGNED HEREBY WAIVES AND RELINQUISHES THE STATUTORY APPRAISAL RIGHTS WHICH MEANS THE HIGH BID AT THE JUDICIAL FORECLOSURE SALE WILL BE APPLIED TO THE DEBT REGARDLESS OF ANY APPRAISED VALUE OF THE MORTGAGED PROPERTY.

IN WITNESS WHEREOF, Mortgagor has executed this Mortgage the day and year first above written.

Signed, Sealed and Delivered	ARC HDCOLSC001, LLC,
In the Presence of:	a Delaware limited liability company

/s/ Salli B. Walker	By:	/s/ William M. Kahane
SALLI B. WALKER

/s/ Kory Jones	Typed Name:	William M. Kahane
Kory Jones	Title:	President

STATE OF New York	)
	)	ACKNOWLEDGMENT
COUNTY OF New York	)

On this 20 day of October, 2009, before me personally came the within-named ARC HDCOLSC001, LLC, a Delaware limited liability company, by William M. Kahane, its President, who acknowledged to me that (s)he executed the within instrument on behalf of said entity by its authority duly given and that (s)he acknowledged said writing to be the act and deed of the said entity; and who is personally known to me, or who was proved to me on the basis of satisfactory evidence to be the person who executed the foregoing instrument.

/s/ Eve LaMonica
Notary Public for ___________________
My Commission expires: _____________

[Affix Notarial Seal]
Eve LaMonica
Notary Public, State of New York
NO. 01LA6164026
Qualified in New York County
Term Expires April 9, 2011

Exhibit A
Legal Description of Land

ALL THAT CERTAIN PIECE, PARCEL OR TRACT OF LAND WITH ANY IMPROVEMENTS THEREON, CONTAINING 52.42 ACRES, SITUATED, LYING AND BEING APPROXIMATELY 3.6 MILES EAST OF SOUTH CONGAREE, THE COUNTY OF LEXINGTON, STATE OF SOUTH CAROLINA, ON THE NORTH SIDE OF A PUBLIC ROAD KNOWN AS PINE RIDGE DRIVE (SR-103, A VARIABLE RIGHT-OF-WAY), BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE INTERSECTION OF THE SOUTH WESTERN RIGHT-OF-WAY OF A PUBLIC ROAD KNOWN AS U.S. HIGHWAY #321, #176, #21 AND THE SOUTHEASTERN RIGHT-OF-WAY OF A PUBLIC ROAD KNOWN AS SANDHILLS PARKWAY (A 66' RIGHT-OF-WAY), FROM SAID POINT OF COMMENCEMENT RUNNING ALONG THE SOUTHEASTERN RIGHT-OF-WAY OF SANDHILL PARKWAY S56°33'45"W FOR A DISTANCE OF 547.97' TO A 5/8" REBAR FOUND AT THE INTERSECTION OF A PUBLIC ROAD KNOWN AS FOSTER BROTHERS DRIVE (A 66' RIGHT-OF-WAY), THENCE TURNING AND RUNNING ALONG THE NORTHEASTERN RIGHT-OF-WAY OF FOSTER BROTHERS DRIVE S11°33'45"W FOR A DISTANCE OF 43.10' TO THE END OF THE EXISTING FOSTER BROTHERS DRIVE AND TO A 5/8" REBAR FOUND, THENCE TURNING AND RUNNING ALONG THE NORTHEASTERN RIGHT-OF-WAY OF THE PROPOSED 66' WIDE EXTENSION OF FOSTER BROTHERS DRIVE S33°29'15"E FOR A DISTANCE OF 750.01' TO A 1/2" REBAR SET, THENCE CONTINUING ALONG THE NORTHEASTERN RIGHT-OF-WAY OF A PROPOSED 70' RADIAL CUL-DE-SAC OF THE EXTENSION OF FOSTER BROTHERS DRIVE ALONG A CURVE TO THE RIGHT S31°25'24"E FOR A DISTANCE OF 125.76', A RADIUS OF 70.00' AND A LENGTH OF 156.23' TO A 1/2" REBAR SET BEING THE POINT OF BEGINNING, FROM SAID POINT OF BEGINNING THENCE TURNING AND LEAVING THE PROPOSED CUL-DE-SAC OF FOSTER BROTHERS DRIVE AND RUNNING THROUGH PROPERTY OF FOSTER BROTHERS DRIVE DIXIANA SAND COMPANY S01°06'30"W FOR A DISTANCE OF 1187.24' TO A 1/2" REBAR SET ON THE NORTHERN RIGHT-OF-WAY OF A PROPOSED ROAD; SAID ROAD RUNNING THROUGH PROPERTY OF FOSTER BROTHERS DIXIANA SAND COMPANY, THENCE TURNING AND RUNNING ALONG THE NORTHERN RIGHT-OF-WAY OF SAID PROPOSED ROAD ALONG A CURVE TO THE RIGHT S74°4'47"W FOR A DISTANCE OF 700.25', A RADIUS OF 1195.59' AND A LENGTH OF 710.67' TO A 1/2" REBAR SET ON THE NORTHERN RIGHT-OF-WAY OF A PUBLIC PAVED ROAD KNOWN AS PINE RIDGE DRIVE (SR-103, A VARIABLE RIGHT-OF-WAY), THENCE CONTINUING ALONG THE NORTHERN RIGHT-OF-WAY OF PINE RIDGE DRIVE N88°53'52"W FOR A DISTANCE OF 33.36' TO A 1/2" REBAR SET, THENCE CONTINUING ALONG THE NORTHERN RIGHT-OF-WAY OF PINE RIDGE DRIVE N88°47'52"W FOR A DISTANCE OF 405.20' TO A 1/2" REBAR SET, THENCE CONTINUING ALONG THE NORTHERN RIGHT-OF-WAY OF PINE RIDGE DRIVE ALONG A CURVE TO THE LEFT S89°10'29"W FOR A DISTANCE OF 405.56', A RADIUS OF 5729.10' AND A LENGTH OF 405.65' TO A 1/2" REBAR SET, THENCE CONTINUING ALONG THE NORTHERN RIGHT-OF-WAY OF PINE RIDGE DRIVE S87°12'24"W FOR A DISTANCE OF 331.33' TO A 1/2" REBAR SET, THENCE TURNING AND LEAVING THE NORTHERN RIGHT-OF-WAY OF PINE RIDGE DRIVE AND RUNNING ALONG PROPERTY OF FOSTER BROTHERS DIXIANA SAND COMPANY N01°06'14"E FOR A DISTANCE OF 1222.57' TO A 1/2" REBAR SET, THENCE CONTINUING ALONG PROPERTY OF FOSTER BROTHERS DIXIANA SAND COMPANY S88°53'30"E FOR A DISTANCE OF 1156.78' TO A 1/2 " REBAR SET, THENCE CONTINUING ALONG PROPERTY OF FOSTER BROTHERS DIXIANA SAND COMPANY N56°30'44"E FOR A DISTANCE OF 620.89' TO A 1/2" REBAR SET ON THE SOUTH WESTERN RIGHT-OF-WAY OF THE PROPOSED 66' WIDE EXTENSION OF FOSTER BROTHERS DRIVE, THENCE TURNING AND RUNNING ALONG THE RIGHT-OF-WAY OF THE PROPOSED 66' WIDE EXTENSION OF FOSTER BROTHERS DRIVE S33°29'15"E FOR A DISTANCE OF 95.56' TO A 1/2" REBAR SET, THENCE CONTINUING ALONG THE RIGHT-OF-WAY OF THE PROPOSED 66' WIDE EXTENSION OF FOSTER BROTHERS ALONG A CURVE TO THE LEFT S59°33'01"E FOR A DISTANCE OF 139.91', A RADIUS OF 70.00' AND A LENGTH OF 214.87' TO THE POINT OF BEGINNING.

TOGETHER WITH, GRANTEE'S EASEMENT RIGHTS ACCRUING UNDER THAT CERTAIN ACCESS, SLOPE AND UTILITY EASEMENT AGREEMENT BY AND BETWEEN SANDHILLS DEVELOPMENT COMPANY, F/K/A FOSTER BROS. DIXIANA SAND COMPANY, AND HOME DEPOT U.S.A., INC., RECORDED MAY 19, 2009 IN BOOK 13603, AT PAGE 155 OF THE LEXINGTON COUNTY REGISTER OF DEEDS.

ALSO TOGETHER WITH, GRANTEE'S EASEMENT RIGHTS ACCRUING UNDER THAT CERTAIN DRAINAGE AND CONSTRUCTION EASEMENT AGREEMENT BY AND BETWEEN SANDHILLS DEVELOPMENT COMPANY, F/K/A FOSTER BROS. DIXIANA SAND COMPANY, AND HOME DEPOT U.S.A., INC., RECORDED MAY 19, 2009 IN BOOK 13603, AT PAGE 174 OF THE LEXINGTON COUNTY REGISTER OF DEEDS.